UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 3, 2024

Unusual Machines, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-270519	66-0927642
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4677 L B McLeod Rd, Suite J
Orlando, FL	32811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 921-4600

N/A

(Former name or former address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01	UMAC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on Unusual Machines, Inc.’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2024, the Company entered into two Exchange Agreements with two third-party accredited investors (the “Investors”), under which each Investor exchanged their respective 8% Promissory Note for (i) a new 4% Convertible Promissory Note (the “New Note”), convertible into shares of the Company’s common stock; (ii) 105 shares of the Company’s Series C Convertible Preferred Stock (the “Series C”) convertible into 315,000 shares of the Company’s common stock; and (iii) five-year warrants exercisable for 315,000 shares of the Company’s common stock (the “Warrants” and together with the New Notes and the Series C, the “Convertible Securities”). The issuance of the Company’s common stock upon the conversion or exercise of the Convertible Securities under the two certain Exchange Agreements to the Investors is referred to herein as the “Transactions.”

The Company entered into a letter agreement with each Investor (the “Letter Agreement”) to comply with NYSE American Guide Section 713 to make it clear that in the transaction documents underlying the Convertible Securities no more than 19.9% of the common stock outstanding immediately prior to the Transactions can be issued in the aggregate without first obtaining stockholder approval. On August 20, 2024, there were 6,184,983 shares of the Company’s common stock outstanding. Thus, the Investors acknowledged and agreed in the letter agreements that the Company shall not issue common stock under the Transactions if the issuance would exceed 19.9%, or 1,236,379 shares in the aggregate without first obtaining stockholder approval, at which point the limit in the letter agreement will no longer apply. The Investors executed the Letter Agreements on October 3, 2024 and October 4, 2024, respectively.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement, copies of which are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 3, 2024, the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s 2022 Equity Incentive Plan, as amended (“Amendment No. 1”) to (i) delete all references to incentive stock options and (ii) amend Section 24(a) for forfeiture of stock rights granted to employees or consultants to provide that, notwithstanding the provisions of Section 24(a), the Company has the ability, pursuant to Rule 10D-1 of the Securities Exchange Act of 1943 and related New York Stock Exchange rules, to recover erroneously awarded incentive-based compensation if the Company is required to prepare an accounting restatement due to the Company’s material non-compliance with any financial reporting requirement under the securities laws.

The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2024, the Board of the Company approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”) which became effective on October 3, 2024. Among other things, the amendments effected by the Amended and Restated Bylaws include:

•	Amend the quorum for the meeting of stockholders to one third of the aggregate voting power of the outstanding shares of all classes or series of voting stock entitled to vote.
•	Adding the timelines in which stockholders may submit proposals to be brought before an annual meeting.

The Amended and Restated Bylaws also include various other updates, including certain technical, conforming, and clarifying changes that align with the Nevada Revised Statutes. The foregoing description of the changes contained in the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Unusual Machines, Inc.
10.1	Letter Agreement – Eleven Ventures LLC
10.2	Letter Agreement – Titan Multi-Strategy Fund I, Ltd.
10.3	Amendment No. 1 to 2022 Equity Incentive Plan, as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unusual Machines, Inc.

Date: October 8, 2024	By:	/s/ Brian Hoff
	Name:	Brian Hoff
	Title:	Chief Financial Officer

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